================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                             ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE TOWN AND COUNTRY TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:__________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

     (4) Proposed maximum aggregate value of transaction:______________________

     (5) Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:________________________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:__________________________________________________________

     (4) Date Filed:____________________________________________________________

================================================================================

                           THE TOWN AND COUNTRY TRUST

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       ------------------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of The Town and Country Trust will be held at The Center Club, 100 Light Street, Baltimore, Maryland on Thursday, April 30, 1998 at 11:00 A.M., local time, for the purpose of considering and acting upon:

          1. The election of five (5) Trustees, each to hold office until the next Annual Meeting of Shareholders and until his successor shall be elected and qualified;

          2. A proposal to approve The Town and Country Trust's 1997 Long Term Incentive Plan; and

          3. The transaction of any other business which properly may come before the meeting and any adjournments thereof.

     Shareholders of The Town and Country Trust of record at the close of business on February 27, 1998 are entitled to vote at the Annual Meeting and any adjournments thereof.

                                        By order of the Board of Trustees

                                        Daniel G. Berick
                                          Secretary

Baltimore, Maryland
March 27, 1998

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                  March 27, 1998

                           THE TOWN AND COUNTRY TRUST
                            100 SOUTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201

                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

     The accompanying proxy is solicited by the Trustees of The Town and Country Trust (the "Trust") for use at the Annual Meeting of Shareholders to be held on April 30, 1998 and any adjournments thereof.

     Shareholders of record at the close of business on February 27, 1998 (the record date) will be entitled to vote at the Annual Meeting and any adjournments thereof. At that date the Trust had issued and outstanding 15,765,015 Common Shares of Beneficial Interest (the "Common Shares"), par value $.01 per Common Share. Each such Common Share is entitled to one vote on all matters properly coming before the Annual Meeting. At least 7,882,508 Common Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

     This Proxy Statement and the accompanying form of proxy were first mailed to Shareholders on March 27, 1998.

                              ELECTION OF TRUSTEES

     At this Annual Meeting, five Trustees are to be elected for a term expiring at the 1999 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Unless a Shareholder requests that voting of the proxy be withheld for any one or more of the nominees for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Common Shares represented by proxies solicited hereby will be voted for the election as Trustees of the five nominees named in the table below. All nominees have consented to being named in this Proxy Statement and to serve if elected. Should any nominees subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the Trustees do not now expect, the persons voting the Common Shares represented by proxies solicited hereby may either vote such Shares for a slate of five persons which includes a substitute nominee or for a reduced number of nominees, as they may deem advisable. For election as a Trustee, a nominee must receive the affirmative vote of a plurality of the Common Shares voted at the Annual Meeting in person or by proxy. Neither abstentions nor broker non-votes will be counted as votes cast and neither will have any effect on the result of the vote, although both will count toward the determination of the presence of a quorum.

     The information concerning the nominees set forth in the following table is based in part on information received from the respective nominees and in part on the Trust's records. Each of the nominees first became a Trustee in connection with the formation of the Trust in 1993.

      NAME         AGE                       POSITION
-----------------  ---  --------------------------------------------------
Alfred Lerner      64   Chairman of the Board of the Trust
Harvey Schulweis   57   Chief Executive Officer and President of the Trust
James H. Berick    64   Chairman of Berick, Pearlman & Mills Co., L.P.A.,
                        attorneys
H. Grant Hathaway  70   Retired, formerly Vice Chairman, MNC Financial,
                        Inc., bank holding company
Milton A. Wolf     73   President of Milton A. Wolf Investors,
                        investments, and Chairman of Zehman-Wolf
                        Management, Inc., real estate management and
                        development

     Mr. Lerner has been the Chairman of the Board of the Trust since its formation in May 1993. In addition, Mr. Lerner served as the Chief Executive Officer of the Trust from May 1993 until October 1997. Mr. Lerner also has served as the Chairman of the Board and Chief Executive Officer of MBNA Corporation, a bank holding company, since its inception as a public company in 1991. From 1979 until 1993, Mr. Lerner was the President of The Town and Country Management Corporation. He was the Chairman of the Board and Chief Executive Officer of MNC Financial, Inc. from September 1990 until July 1991, and was its Chairman of the Board from July 1991 until October 1993. Mr. Lerner was the Chairman of the Board of The Progressive Corporation, an insurance holding company, from 1988 until April 1993. He is a member of the Boards of Trustees of Columbia University, the Cleveland Clinic Foundation and Case Western Reserve University. He also is the President of the Cleveland Clinic Foundation.

     Mr. Schulweis has been the Chief Executive Officer of the Trust since October 1997 and the President of the Trust since its formation in May 1993. Mr. Schulweis has been the President of Schulweis Realty, Inc., real estate ownership and management, since 1991. He is a Certified Public Accountant and a member of the Executive Committee of the National Realty Committee and is a past member of the Board of Governors of the Real Estate Board of New York.

     Mr. Berick has been a Trustee of the Trust since its formation in May 1993. He has been the Chairman of Berick, Pearlman & Mills Co., L.P.A., since July 1986 and was the President and Treasurer of Realty ReFund Trust, a real estate investment trust, from 1990 through January 1998. Mr. Berick is a Director of MBNA Corporation and A. Schulman, Inc.

     Mr. Hathaway, now retired, has been a Trustee of the Trust since its formation in May 1993. In addition, he served as the Vice Chairman of MNC Financial, Inc. from 1990 until 1993. He also served as Vice Chairman of Maryland National Bank from 1990 until 1993 and was its President and Chief Executive Officer in 1991. Mr. Hathaway was the President and Chief Executive Officer of American Security Bank, N.A. in 1991 and the Chairman and Chief Executive Officer of Equitable Bank, N.A. from 1979 until 1990. Mr. Hathaway also served as the President of Equitable Bancorporation from 1975 until 1990 and as its Chief Executive Officer from 1981 until 1990. Mr. Hathaway is the Chairman of The Kennedy Krieger Institute Development and Resource Board.

     Dr. Wolf has served as a Trustee of the Trust since its formation in May 1993. In addition, he has served as the President of Milton A. Wolf Investors and as the Chairman of Zehman-Wolf Management, Inc. since 1980. Dr. Wolf was the United States Ambassador to Austria from 1977 until 1980. From 1981 until 1987, Ambassador Wolf served as a Distinguished Professorial Lecturer in Economics at Case Western Reserve University. Ambassador Wolf also is a Director of American Greetings Corp. Ambassador Wolf holds a Ph.D in Economics from Case Western Reserve University and holds honorary doctoral degrees from Cleveland State University and Case Western Reserve University. He is Chairman of the American Austrian Foundation, Vice Chairman of the Council of American Ambassadors and is a member of the Council on Foreign Relations, the Academy of Political Science and the American Economic Association. Ambassador Wolf serves on the Boards of Trustees of Case Western Reserve University and the Cleveland Clinic Foundation.

     The Board of Trustees has established an Audit Committee and a Compensation Committee. James H. Berick, H. Grant Hathaway and Milton A. Wolf comprise the Audit Committee and the Compensation Committee. The Trust does not have a nominating committee. The functions of such committee are performed by the Board of Trustees.

     The Audit Committee has been established to (i) make recommendations to the Trustees concerning the engagement of the Trust's independent public accountants, (ii) review with the independent public accountants the plans and results of the audit engagement, (iii) approve professional services provided by the independent public accountants, (iv) review the independence of the independent public accountants, (v) consider the range of audit and non-audit fees, and (vi) review the adequacy of the Trust's internal accounting controls. The Audit Committee met twice during the fiscal year.

     The Compensation Committee is responsible for administering the Trust's Amended and Restated 1993 Long Term Incentive Plan, the Trust's 1997 Long Term Incentive Plan and for reviewing benefits and executive compensation, including incentive compensation. The Compensation Committee met once during the fiscal year.

     The Board of Trustees held four meetings during the year ended December 31, 1997. All Trustees attended each meeting of the Trustees and of the Committees thereof.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH NOMINEE FOR TRUSTEE.

CERTAIN RELATED TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Michael H. Rosen, the Executive Vice President of the Trust, is indebted to the Trust in connection with the consolidation of certain personal indebtedness, in the amount of $340,000, as of February 27, 1998. $300,000 of this indebtedness bears interest at a rate comparable to the rate earned on the Trust's invested funds. As of February 27, 1998, such rate was 5.09%. The balance of the indebtedness does not bear interest; however, the Trust has deferred compensation otherwise due Mr. Rosen in the amount of such balance.

     James H. Berick, a Trustee, is Chairman of the law firm Berick, Pearlman & Mills Co., L.P.A., general counsel to the Trust, which received legal fees from the Trust during the year ended December 31, 1997 in the amount of $372,076.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Mr. Schulweis has been both an owner and an investor in a significant number of real estate projects. Of such projects in which Mr. Schulweis or an affiliate is a general partner, two were sold through foreclosure proceedings, one in 1994 and one in 1996.

COMPENSATION OF TRUSTEES

     The Trust pays an annual fee of $25,000, plus a fee of $2,500 for each meeting attended, to its Trustees who are not employees of the Trust or any of its subsidiaries. Trustees who are employees of the Trust are not paid any Trustees' fees. The Trust reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

     Pursuant to the Amended and Restated 1993 Long Term Incentive Plan (the "1993 Plan") adopted by the Trust, each Trustee who is not otherwise an employee of the Trust or its subsidiaries or affiliates automatically receives, on each January 2, an annual grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares at the date of grant of such option. In addition, each of the Trust's current non-employee Trustees, upon joining the Board, received an initial grant of options to purchase 2,000 Common Shares at an exercise price equal to the initial public offering price of $22.00. Should any additional Trustees be elected in the future, each such Trustee would receive an initial grant of options to purchase 2,000 Common Shares having an exercise price equal to 100% of the fair market value of the Common Shares as of such date. Future option grants to non-employee Trustees may be made pursuant to either the 1993 Plan or the 1997 Long Term Incentive Plan (the "1997 Plan") adopted by the Trust, which Plan is subject to approval by the Trust's Shareholders. The provisions of the 1997 Plan in respect of grants of options to non-employee Trustees are identical to the provisions in respect thereof under the 1993 Plan. However, the 1997 Plan provides that annual option grants to non-employee Trustees under the 1997 Plan shall not duplicate any such grants under the 1993 Plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report describes the Trust's executive compensation programs and the basis on which fiscal 1997 compensation determinations were made by the Compensation Committee in respect of the executive officers of the Trust, including Mr. Lerner and Mr. Schulweis, each of whom served as the Trust's Chief Executive Officer during a portion of fiscal 1997.

     The Trust's compensation program provides annual cash compensation to executive officers that recognizes short-term individual and Trust performance and long-term compensation that encourages executive officers to focus on the future. The program is designed to reward current performance in proper context with the long-term health of the Trust and to provide for continuity of management of the Trust's properties, which the Board of Trustees considers to be of critical importance. Annual cash compensation consists of salary and bonus. Long-term incentive programs include grants of share options and restricted and unrestricted share awards.

     The Compensation Committee approved annual salaries and bonuses for the Trust's executive officers in respect of fiscal 1997. For purposes of comparison, the Compensation Committee considered salaries and bonuses paid to the Trust's executive officers by the Trust's predecessor entity, as well as salaries and bonuses paid to executive officers of other publicly-held real estate investment trusts. Salaries are based on responsibilities with the Trust, experience, and individual and Trust performance. Bonuses for executive officers are based on Trust and individual performance. Bonuses for 1997 for executive officers were approved by the Compensation Committee based primarily on the Trust's performance in 1997 relative to plans, goals and objectives, including financial goals such as growth in funds from operations, management of costs and acquisitions of new properties, and nonfinancial goals such as tenant satisfaction, employee turnover and management of internal systems and growth.

     Mr. Lerner's salary was fixed and, at his request, he received no bonus or other incentive compensation. Mr. Schulweis' salary was determined in accordance with the above criteria. While Mr. Schulweis received no bonus, he did receive the incentive compensation described below.

     To provide long-term incentives, the Compensation Committee may grant share options and restricted and unrestricted share awards to officers and key employees under either the 1993 Plan or the 1997 Plan. Share options were granted in 1997 under the 1997 Plan at an option price equal to the fair market value of the Trust's Common Shares on the date of grant. These grants are subject to the approval of the 1997 Plan by the Trust's Shareholders. Subject to such approval, these options vest over a period of three years beginning on the first anniversary of the date of each such grant and expire ten years after the grant date. Restricted Common Shares were awarded in 1997 under the 1993 Plan. Restrictions on such Common Shares lapse on termination of the officer's employment due to death, disability, retirement or a change in control of the Trust. Upon termination of employment for any other reason, all restricted Common Shares as to which the restrictions have not lapsed are forfeited to the Trust. Holders of restricted Common Shares have all of the rights of holders of Common Shares, including the right to receive dividends and to vote. Mr. Lerner, at his request, was not granted any share options or awarded any restricted Common Shares in 1997. Mr. Schulweis received a grant of options to acquire 40,000 Common Shares and an award of 50,000 restricted Common Shares in 1997.

                                        The Compensation Committee

                                        James H. Berick
                                        H. Grant Hathaway
                                        Milton A. Wolf

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid or to be paid by the Trust or its subsidiaries in respect of services rendered during the Trust's fiscal year ended December 31, 1997 to the Trust's Chief Executive Officer and each of the Trust's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                       ANNUAL           -----------------------
                                                    COMPENSATION        RESTRICTED
                                                 -------------------      STOCK        OPTIONS      ALL OTHER
  NAME AND PRINCIPAL POSITION     FISCAL YEAR     SALARY      BONUS     AWARDS(1)     (SHARES)     COMPENSATION
  ---------------------------     -----------    --------    -------    ----------    --------     ------------
Alfred Lerner,                       1997        $200,000    $     0    $        0           0       $     0
Chairman of the Board,               1996        $200,000    $     0    $        0           0       $     0
Chief Executive Officer until        1995        $200,000    $     0    $        0           0       $     0
October 1997

Harvey Schulweis,                    1997        $200,000    $     0    $  756,250      40,000(2)    $     0
President, Chief Executive           1996        $200,000    $     0    $  203,125           0       $     0
Officer since October 1997           1995        $200,000    $     0    $  472,656      25,000       $     0

Michael H. Rosen,                    1997        $175,000    $75,000    $   94,531      20,000(2)    $96,250(3)
Executive Vice President             1996        $175,000    $75,000    $        0           0       $95,731
                                     1995        $193,750    $93,750    $1,289,063      20,000       $95,776

Jennifer C. Munch,                   1997        $110,000    $50,000    $   32,141      10,000(2)    $34,061(3)
Vice President--Treasurer            1996        $110,000    $40,000    $        0           0       $33,542
                                     1995        $116,250    $42,500    $  300,781      10,000       $33,587

Alan W. Lasker,                      1997        $110,000    $15,000    $  272,250      15,000(2)    $ 6,114(3)
Vice President--Finance              1996        $110,000    $10,000    $        0           0       $ 5,667
                                     1995        $110,000    $10,000    $        0      10,000       $ 5,712

---------

(1) The total number of restricted shares and the aggregate market value thereof at December 31, 1997 are as follows: Mr. Lerner held no restricted shares;
    Messrs. Schulweis and Rosen each held 100,000 restricted shares having an aggregate market value of $1,768,750; Mrs. Munch held 24,000 restricted shares having an aggregate market value of $424,500; and Mr. Lasker held
    18,000 restricted shares having an aggregate market value of $318,375.
    Dividends accrue and are paid on the restricted shares. The aggregate market value is based on the fair market value at December 31, 1997 of $17.6875 per share.

(2) These options were granted under the 1997 Plan and such grants are subject to approval of the 1997 Plan by the Trust's Shareholders.

(3) Amounts shown include the following: Trust or subsidiary contributions to defined-contribution plan--$7,638 for each of Mr. Rosen and Mrs. Munch and $5,538 for Mr. Lasker; Trust or subsidiary payments of term life insurance premiums--$864 for Mr. Rosen, $522 for Mrs. Munch and $576 for Mr. Lasker;
    and Trust or subsidiary payments of split-dollar life insurance premiums--$87,748 for Mr. Rosen and $25,901 for Mrs. Munch.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 1997 to the named executive officers. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or "option spreads" that would exist for the respective options. The gains are based on assumed rates of annual compounded share price appreciation of 5% or 10% from the date the options were granted over the full option term of ten years. No gain to the optionees is possible without an increase in share price which will benefit all Shareholders proportionately. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Shares at a future date and that value will depend on a variety of factors, including the overall condition of the stock market and the Trust's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                                                               REALIZABLE VALUE
                                       INDIVIDUAL GRANTS                          AT ASSUMED
                       --------------------------------------------------        ANNUAL RATES
                                  % OF TOTAL                                    OF SHARE PRICE
                                   OPTIONS                                       APPRECIATION
                                  GRANTED TO                                   FOR OPTION TERM
                       OPTIONS    EMPLOYEES     EXERCISE OR                          (4)             GRANT DATE
                       GRANTED    IN FISCAL     BASE PRICE     EXPIRATION    --------------------     PRESENT
        NAME           (#)(1)      YEAR(2)       ($/SH)(3)        DATE          5%         10%        VALUE(5)
        ----           -------    ----------    -----------    ----------       --         ---       ----------
Alfred Lerner               0           0%        $     0            N/A     $      0    $      0     $      0
Harvey Schulweis       40,000       33.33%        $15.125       06/17/07     $380,600    $964,200     $ 23,600
Michael H. Rosen       20,000       16.67%        $15.125       06/17/07     $190,300    $482,100     $ 11,800
Jennifer C. Munch      10,000        8.33%        $15.125       06/17/07     $ 95,150    $241,050     $  5,900
Alan W. Lasker         15,000       12.50%        $15.125       06/17/07     $142,725    $361,575     $  8,850

---------

(1) All options for Common Shares were granted pursuant to the 1997 Plan and such grants are subject to approval of the 1997 Plan by the Trust's
    Shareholders. Such options become exercisable at the rate of one-third per year, commencing on the first anniversary of the date of grant of the option. Mr. Lerner did not receive a 1997 stock option grant at his request.

(2) Based upon 120,000 options granted to all employees.

(3) Fair market value on the date of grant (June 17, 1997).

(4) The potential realizable values illustrated at 5% and 10% compounded annual appreciation assume that the price of the Trust's Common Shares increases to $24.64 and $39.23 per share, respectively, over the 10-year term of the options. If the named executive officers realize these values, the Trust's
    Shareholders will realize aggregate appreciation in the price of the Trust's outstanding Common Shares of approximately $150 million or $380 million, respectively, over the same period.

(5) Amounts reflect the estimated present value of the grant as of the grant date using the Black-Scholes option pricing model. The following assumptions were used to estimate the grant date present value: (1) each option for Common Shares is exercised immediately upon vesting (averaging two years from the June 17, 1997 grant date); (2) expected volatility or fluctuation of the Trust's share price of approximately 18% each year calculated based on historical fluctuations; (3) expected dividend rate of $1.60 per Common
    Share based on current dividend levels; and (4) discount to present value based on an annual rate of return of 6.1%, which was the approximate rate at the grant date for a five-year zero coupon bond.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

                                                            NO. OF
                                                          SECURITIES                     VALUE OF
                                                          UNDERLYING                   UNEXERCISED
                                                         UNEXERCISED                   IN-THE-MONEY
                           SHARES                         OPTIONS AT                    OPTIONS AT
                         ACQUIRED ON   VALUE           FISCAL YEAR END               FISCAL YEAR END
         NAME             EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE(1)  EXERCISABLE/UNEXERCISABLE(1)
         ----            -----------  --------   ----------------------------  ----------------------------
Alfred Lerner                 0          $0                  0/0                          $0/$0
Harvey Schulweis              0          $0             91,667/48,333               $281,772/$133,228
Michael H. Rosen              0          $0             63,333/26,667                $196,040/$75,835
Jennifer C. Munch             0          $0             36,667/13,333                $112,710/$37,915
Alan W. Lasker                0          $0              6,667/18,333                $24,585/$50,728

---------

(1) Amounts shown include options granted under the 1997 Plan, which Plan is subject to the approval of the Trust's Shareholders.

                               PERFORMANCE GRAPH

     The following graph compares total Shareholder returns from August 23, 1993 through December 31, 1997 to the Standard & Poor's 500 Stock Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Trust's Common Shares and each index was $100 at August 31, 1993 and that all dividends were reinvested. The Shareholder return shown on the following graph is not necessarily indicative of future performance.

     The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference and otherwise shall not be deemed filed under such Acts.

               Measurement Period
             (Fiscal Year Covered)                     Trust            S&P 500            NAREIT
August 31, 1993                                                100               100               100
December 31, 1993                                            93.39            100.56             97.14
December 31, 1994                                            71.79            102.88            100.22
December 31, 1995                                            69.78            141.39            115.52
December 31, 1996                                            87.88            173.86            156.26
December 31, 1997                                           116.94            231.87            187.91

RETIREMENT PLAN

     An affiliate of the Trust, The TC Operating Limited Partnership, maintains a non-contributory, defined-contribution plan established by its predecessor for the benefit of employees. The plan covers all employees who are twenty and one-half years old with six months or more of service. Participants qualify for benefits upon reaching the age of sixty-five and early retirees qualify provided they have completed ten years of service. After three years of service, participants become 20% vested in employer contributions which are based on current compensation levels. From the fourth through the seventh years, vesting increases by 20% each year until full vesting occurs. For the fiscal year ended December 31, 1997, $7,638 was contributed to the plan accounts of each of Mr. Rosen and Mrs. Munch and $5,538 was contributed to the plan account of Mr. Lasker. Messrs. Lerner and Schulweis are not participants in such plan.

               OWNERSHIP OF COMMON SHARES OF BENEFICIAL INTEREST

     The following table sets forth information as of February 27, 1998 in respect of beneficial ownership of Common Shares by each person known to the Trust to own 5% or more of its Common Shares, by each Trustee, by each named executive officer and by all Trustees and executive officers as a group.

                                        SHARES         % OF         OWNERSHIP        TOTAL SHARES
                                     BENEFICIALLY   OUTSTANDING      OF SHARE         AND SHARE
               NAME                  OWNED(1)(2)      SHARES      EQUIVALENTS(3)   EQUIVALENTS/%(4)
               ----                  -----------      ------      --------------   ----------------
Alfred Lerner
  25875 Science Park Drive
  Beachwood, Ohio 44122............   1,000,000          6.3%        2,152,299       3,152,299/17.3%
Harvey Schulweis...................     310,000          2.0%          215,230         525,230/ 2.9%
James H. Berick....................      17,200(5)     *                    --                   --
H. Grant Hathaway..................      62,000        *                    --                   --
Milton A. Wolf.....................      78,800(6)     *                    --                   --
Michael H. Rosen...................     170,000          1.1%               --                   --
Jennifer C. Munch..................      71,612(7)     *                    --                   --
Alan W. Lasker.....................      29,000        *                    --                   --
All Trustees and Executive Officers
  as a Group (8 persons)...........   1,738,612         11.0%

---------

* Less than 1% of the Common Shares outstanding

 (1) Includes the following number of Common Shares which are not owned but can be purchased within 60 days upon the exercise of options granted under the 1993 Plan: 12,000 by each of James H. Berick, H. Grant Hathaway and Milton
     A. Wolf; 100,000 by Mr. Schulweis; 70,000 by Mr. Rosen; 40,000 by Mrs.
     Munch; and 10,000 by Mr. Lasker.

 (2) Includes the following number of restricted Common Shares awarded under the 1993 Plan: 100,000 for Mr. Schulweis, 100,000 for Mr. Rosen, 24,000 for
     Mrs. Munch and 18,000 for Mr. Lasker.

 (3) In consideration of the contributions of their interests in the Trust's original properties as part of the formation of the Trust, Messrs. Lerner and Schulweis retained beneficial ownership of their limited partnership interests in the Operating Partnership, in which the Trust is an 86.00% general partner. As of February 27, 1998, Messrs. Lerner and Schulweis owned 12.10% and 1.21% limited partnership interests, respectively, in the Operating Partnership. The limited partners of the Operating Partnership share proportionately with the Trust, as general partner, in the net income or loss and any distributions of the Operating Partnership; therefore, Mr.
     Lerner's 12.10% limited partnership interest in the Operating Partnership is the economic equivalent of 2,152,299 Common Shares of the Trust and Mr.
     Schulweis' 1.21% limited partnership interest in the Operating Partnership is the economic equivalent of 215,230 Common Shares of the Trust. Pursuant to the partnership agreement of the Operating Partnership, Messrs. Lerner and Schulweis each may convert his limited partnership interest into such number of Common Shares.

 (4) Percentage shown calculated based on conversion of all share equivalents into Common Shares.

 (5) Includes 1,200 shares held solely by Mr. Berick's wife, beneficial ownership of which Mr. Berick disclaims.

 (6) Includes 4,500 shares held solely by Dr. Wolf's wife and 800 shares held solely by Dr. Wolf's wife as guardian for their adult child, beneficial ownership of which Dr. Wolf disclaims.

 (7) Includes 606 shares held solely by Mrs. Munch's husband, beneficial ownership of which Mrs. Munch disclaims.

             PROPOSAL TO APPROVE THE 1997 LONG TERM INCENTIVE PLAN

     As with the Trust's 1993 Plan, the Trust's 1997 Plan authorizes grants of share options to Trustees, officers and key employees of the Trust, as well as awards of restricted and unrestricted shares to such officers and key employees. The Board of Trustees has adopted the 1997 Plan, which is being submitted for approval of the Trust's Shareholders, as approximately 27,500 Common Shares remain available at February 27, 1998, for future option grants or share awards under the 1993 Plan. The full text of the 1997 Plan is attached as Exhibit A to this Proxy Statement and the description of such Plan which follows is qualified by reference to the full text of the 1997 Plan.

     The 1997 Plan currently authorizes the issuance of 1,200,000 Common Shares pursuant to grants of options and share awards. At February 27, 1998, options for 120,000 Common Shares had been granted, all of which are outstanding, and 1,080,000 Common Shares remain available for future grants and awards.

     Section 14 of the 1997 Plan provides that in the event of a stock split or dividend or similar transaction, the number and kind of Common Shares reserved for issuance pursuant to the 1997 Plan, and the number and kind of Common Shares covered by outstanding options and awards, will be adjusted.

     The 1997 Plan is administered by the Compensation Committee, which has authority to select participants from among those officers and key employees eligible and to determine the form and substance of awards and any condition and restrictions on them. Trustee share options are granted as described below.

     Officers and key employees of the Trust are eligible to receive grants of employee share options and awards under the 1997 Plan. Approximately 70 officers and key employees were eligible to participate in the 1997 Plan during 1997.

     The 1997 Plan authorizes grants of incentive and non-qualified employee share options. All employee share options have an exercise price that is not less than the fair market value of the Common Shares on the date the option is granted, and none may be exercised more than ten years from the date of grant. Options expire sooner following termination of employment. The Compensation Committee has authority to establish and to eliminate restrictions on exercise. Options may be exercised by delivery of cash or, if permitted by the Compensation Committee, Common Shares, or both. The closing price of the Common Shares on the New York Stock Exchange on February 27, 1998, was $16.875 per Common Share.

     The employee options granted during 1997 will expire ten years from the date of grant and are exercisable one-third after one year, two-thirds after two years and in full after three years from the date of grant. The Compensation Committee has classified the options granted during 1997 as incentive share options, to the extent permitted by law.

     The 1997 Plan provides for automatic grants of non-qualified share options to Trustees who are not officers or employees of the Trust or any of its subsidiaries. An initial grant of options for 2,000 Common Shares is made when a person who is not an employee becomes a Trustee. Subsequent grants of options for 2,000 Common Shares are made to each non-employee Trustee on January 2 of each year. The exercise price of these options is the closing price of the Common Shares on the New York Stock Exchange on the grant date. These options are exercisable immediately and expire on the earlier of ten years from the grant date or 90 days after the grantee ceases to be a Trustee. The 1997 Plan provides that such automatic grants shall not duplicate any such annual grants made to non-employee Trustees under the 1993 Plan. The January 2, 1998, grant of options to non-employee Trustees was made under the 1993 Plan and no such options have been granted under the 1997 Plan.

     The 1997 Plan authorizes share awards either with or without restrictions. The Compensation Committee determines the number of shares to be awarded and the restrictions, if any, on shares. Restricted shares may be issued following the lapse of restrictions or at the time of the award, in which case the participant has all rights of a Shareholder, including the right to vote the shares and receive dividends. Unless otherwise provided by the Compensation Committee, restrictions lapse upon death, disability, retirement or termination of employment following a change in control, as those terms are defined in the 1997 Plan. The Compensation Committee may shorten the period of any restriction. If the participant's employment terminates prior to lapse of the restrictions, restricted shares are forfeited to the Trust.

     Under current Federal income tax laws, a participant does not recognize income upon receipt of a share option. At the time of exercise of a non-qualified option, a participant recognizes ordinary income in an amount equal to the difference between the fair market value of the Common Shares on the exercise date and the exercise price.

     A participant does not recognize income upon exercise of an incentive share option. If the Common Shares acquired from exercise of an incentive share option are held for at least two years from the grant date of the option and one year from the exercise date, the participant will recognize long-term capital gain upon sale of the Common Shares in an amount equal to the difference between the sale price and the exercise price of the option. If the Common Shares are sold sooner, the participant generally will recognize ordinary income or loss on the date of sale in an amount equal to the lesser of the difference between the sale price and the exercise price and the difference between the fair market value of the Common Shares on the exercise date and the exercise price.

     The Trust generally is entitled to an income tax deduction, at the time the participant recognizes ordinary income, in an amount equal to the amount of ordinary income recognized by the participant.

     The Trust may withhold, or require a participant to remit to the Trust, an amount sufficient to satisfy any Federal, state and local withholding tax requirements. A participant may satisfy a tax withholding requirement by delivery of Common Shares owned by the participant, including shares the participant is entitled to receive upon exercise of the option.

     The Board of Trustees may amend the 1997 Plan and any outstanding grants made under the 1997 Plan without the approval of Shareholders, except that no amendment will be effective without Shareholder approval if Shareholder approval would be required under the rules of the New York Stock Exchange.

     As of February 27, 1998, Harvey Schulweis, Chief Executive Officer and President of the Trust, Michael H. Rosen, Executive Vice President of the Trust, Jennifer C. Munch, Vice President -- Treasurer of the Trust and Alan W. Lasker, Vice President -- Finance of the Trust, who, with Mr. Lerner, are all of the current executive officers of the Trust, have been granted options to purchase 40,000, 20,000, 10,000 and 15,000 Common Shares, respectively, or 85,000 Common Shares in the aggregate. As of February 27, 1998, James H. Berick, H. Grant Hathaway and Milton A. Wolf, who are all of the current non-employee Trustees of the Trust and each of whom is a nominee as Trustee of the Trust, have been granted no options to purchase Common Shares of the Trust under the 1997 Plan. As of February 27, 1998, all employees of the Trust, excluding executive officers, have been granted, in the aggregate, options to purchase 35,000 Common Shares under the 1997 Plan. Mr. Lerner did not receive any option grants or share awards at his request.

     Approval of the 1997 Plan will require that (i) a majority of the Common Shares entitled to vote at this meeting vote in person or by proxy on this Proposal; and (ii) a majority of the votes cast at this meeting are voted in favor of the 1997 Plan. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 LONG TERM INCENTIVE PLAN.

                            SELECTION OF ACCOUNTANTS

     The Trustees have selected Ernst & Young LLP as independent accountants for the Trust for the fiscal year ending December 31, 1998. Ernst & Young LLP were the independent accountants for the

Trust for the fiscal year ended December 31, 1997 and are considered by the Trustees to be well qualified.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Common Shares of the Trust represented by proxies solicited hereby will be voted in respect thereof in accordance with the best judgment of the proxy holders.

                             SHAREHOLDER PROPOSALS

     If a Shareholder intends to present a proposal at the Annual Meeting of Shareholders presently scheduled for April 1999 such proposal must be received by the Trust on or before November 18, 1998 in order to be considered for inclusion in the Trust's Proxy Statement and form of proxy relating to that meeting.

                             REVOCATION OF PROXIES

     A proxy may be revoked at any time before a vote is taken or the authority granted otherwise is exercised. Revocation may be accomplished by the execution of a later proxy in respect of the same shares or by giving notice in writing or in open meeting.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Trust. The Trust does not expect to pay for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and custodians their reasonable expenses for sending proxy materials to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone or telegraph or by officers, Trustees and regular employees of the Trust.

                                          By order of the Board of Trustees

                                          Daniel G. Berick
                                            Secretary

March 27, 1998

                                                                       EXHIBIT A

                           THE TOWN AND COUNTRY TRUST

                         1997 LONG TERM INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE

     The Town and Country Trust (the "Company") hereby establishes the 1997 LONG TERM INCENTIVE PLAN (the "Plan"). The Plan permits the grant of share options and restricted or unrestricted share awards.

     The purpose of the Plan is to promote the long term growth and profitability of the Company by providing trustees, officers and other key employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2. DEFINITIONS

          (a) "Cause" means the occurrence of one of the following:

             (i) Conviction for a felony or for any crime or offense lesser than a felony involving the property of the Company, a subsidiary or a partnership in which the Company has a direct or indirect interest.

             (ii) Conduct that has caused demonstrable and serious injury to the Company, a subsidiary or a partnership in which the Company has a direct or indirect interest, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeals.

             (iii) Gross neglect or dereliction of duty to the Company or other grave misconduct by the participant and failure to cure such situation within 30 days after receipt of notice thereof from the Chief Executive Officer of the Company. If the participant initiating such misconduct is the Chief Executive Officer of the Company, the committee appointed pursuant to Section 3 (the "Committee"), as authorized by not less than two-thirds of all of its members shall give such notice to the Chief Executive Officer.

          (b) "Change in Control" shall mean the occurrence of either:

             (i) a change of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, or any successor provision thereto, promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if (a) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d), respectively, of the Exchange Act), other than Alfred Lerner or a "group" including Alfred Lerner, is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Company entitled to cast 25% or more of the votes entitled to be cast for the election of trustees of the Company by the holders of its then outstanding securities; and (b) at any time during the period of 36 months subsequent to the securities acquisition described above, individuals who at the beginning of such period constitute the Board of Trustees cease for any reason to constitute at least the majority thereof unless the nomination for election of each new trustee was approved by a vote of at least two-thirds of the trustees still in office who were trustees at the beginning of such 36 month period; or

             (ii) any "person" or "group," as described above, other than Alfred Lerner or a "group" including Alfred Lerner, is or becomes the "beneficial owner," directly or indirectly, of securities of the Company entitled to cast 40% or more of the votes entitled to be cast for the election of trustees of the Company by the holders of its then outstanding securities.

          (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          (d) "Common Shares" means Common Shares of Beneficial Interest of the Company.

          (e) "Competition" means acting as a director, trustee, partner, officer, employee, consultant or advisor with or to, or acquiring an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any business which competes with the Company or any subsidiary of the Company as determined by the Board of Trustees in its sole discretion.

          (f) "Disability" means a permanent and total disability as defined in
     Section 22(e)(3) of the Code, as determined by the Committee.

          (g) "Fair Market Value" of a Common Share for any purpose shall be determined in accordance with policies adopted by the Committee.

          (h) "Retirement" means retirement as defined under the Town and Country Management Corporation's pension or any successor plan thereto, if any, or termination of employment on retirement with the approval of the Committee.

          (i) "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor statute of similar import.

3. ADMINISTRATION

          (a) The Plan shall be administered by a Committee of not less than three trustees of the Company.

          (b) The Committee, consistent with the provisions of the Plan, shall be authorized to (i) select persons to participate in the Plan subject to the provisions of Section 5 hereof, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its shareholders and the participants in the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

          (c) The Committee shall have no authority to administer, modify or interpret Section 7 of the Plan or any grants or awards made pursuant to
     Section 7.

4. SHARES AVAILABLE FOR THE PLAN

     Subject to adjustments as provided in Section 14, an aggregate of 1,200,000 Common Shares may be issued pursuant to the Plan. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Common Shares, such unpurchased or forfeited Common Shares shall thereafter be available for further grants under the Plan, except as otherwise provided by applicable rule of the Securities and Exchange Commission.

5. PARTICIPATION

          (a) Participation in the Plan, except for Section 7, is limited to those officers and other key employees of the Company and its Subsidiaries selected by the Committee, including trustees who are officers of the Company. Trustees who are not officers or employees of the Company or a

     Subsidiary are not eligible to participate in the Plan except as provided in Section 7. Only trustees who are not officers or employees of the Company are eligible to participate under Section 7.

          (b) Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

6. EMPLOYEE SHARE OPTIONS

     Subject to the other applicable provisions of the Plan, the Committee from time to time may grant to eligible participants non-qualified share options or incentive share options. Incentive share options shall be treated as, and are intended to qualify as, "incentive stock options", as that term is defined in
Section 422 of the Code. The options granted shall be subject to the following terms and conditions:

          (a) Price. The price per share payable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted.

          (b) Payment. Options may be exercised in whole or in part upon payment of the exercise price of the Common Shares to be acquired. Payment may be made in cash or, if authorized by the Committee, in Common Shares or a combination of cash and Common Shares. The Fair Market Value of Common Shares delivered on exercise of options shall be determined on the date of exercise. Common Shares delivered in payment of the exercise price may be already owned Common Shares or, if approved by the Committee, Common Shares acquired upon exercise of the option. Any fractional Common Share will be paid in cash. The Company, in accordance with policies approved by the Committee, may make or guarantee loans to participants to assist them to exercise options.

          (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable (i) prior to six months, or (ii) more than ten years, from the date the option is granted. All rights to purchase Common Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments or upon the occurrence of specified events. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as may be designated by the Committee. The Committee may accelerate the time at which any option may be exercised, and may impose resale restrictions on all or a portion of the Common Shares delivered upon exercise of any option. Prior to the exercise of the option and issuance of the Common Shares issuable upon exercise of the option, the optionee shall have no rights to any dividends or other distributions in respect of such shares or be entitled to any voting rights on any Common Shares subject to outstanding options.

          (d) Termination of Employment.

             (i) If a participant ceases to be an employee of the Company or any subsidiary due to death or Disability, each of the participant's options shall become fully vested and exercisable and shall remain so for a period of one year from the date of termination of employment, but in no event after its expiration date.

             (ii) If a participant ceases to be an employee of the Company upon Retirement, each option of the participant shall become fully vested and exercisable and shall remain so for a period of two years from the date of Retirement, but in no event after its expiration date. If the participant engages in Competition without written approval from the Company to do so, any unexercised options will be forfeited.

             (iii) If a participant ceases to be an employee of the Company due to Cause, all of the participant's options shall be forfeited immediately.

             (iv) If a participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement or Cause, each option of the participant which is vested and exercisable shall remain so for a period of ninety days from the date of termination of employment, but in no event after its expiration date, and then shall terminate. Options which have not vested at the termination date will be forfeited. If the participant engages in Competition without written approval from the Company to do so, all unexercised options will be forfeited.

     (e) Restrictions on Incentive Share Options.

             (i) The aggregate Fair Market Value (determined as of the grant date) of Common Shares in respect of which all incentive share options first become exercisable by any participant in any calendar year under this or any other plan of the Company or any related or predecessor corporation of the Company (as defined in the applicable regulations under the Code) may not exceed $100,000. If any incentive share option(s) granted under the Plan would cause such dollar limits to be exceeded, then the excess portion of the incentive share option(s) shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the dollar limitations.

             (ii) The exercise price of any incentive share option granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any related corporation shall be not less than 110% of the Fair Market Value of the Common Shares on the grant date and the term of such option shall not exceed five years.

             (iii) In the event that a participant ceases to be an employee of the Company or a subsidiary due to a reason other than Disability, the participant's incentive share options shall be treated as incentive share options only if exercised by the participant within ninety days after the date of termination of employment.

             (iv) No option shall be an incentive share option unless so designated by the Committee at the time of grant.

7. NON-EMPLOYEE TRUSTEE SHARE OPTIONS

          (a) Each person who becomes a non-employee trustee of the Company shall be granted a non-qualified share option to purchase 2,000 Common Shares on the date the person becomes a trustee. The exercise price shall be the closing price of the Common Shares on the New York Stock Exchange on the grant date.

          (b) Each person who is a non-employee trustee on January 2 of each year beginning on and after January 2, 1998 shall be granted an option to purchase 2,000 Common Shares on that date or the next day the New York Stock Exchange is open for trading. The exercise price shall be the closing price of the Common Shares on the New York Stock Exchange on the grant date.

          (c) Options may be exercised in whole or in part by payment of the exercise price for the Common Shares to be acquired. Payment must be made in cash.

          (d) All options shall be exercisable immediately following the effective date of grant. The term during which each option may be exercised shall be ten years from the date it is granted. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire ninety days after the grantee is no longer an eligible trustee. No option granted under this Section 7 shall be duplicative of any non-employee trustee option granted under the Company's Amended and Restated 1993 Long Term Incentive Plan.

8. RESTRICTED AND UNRESTRICTED SHARE AWARDS

          (a) Subject to the other applicable provisions of the Plan, the Committee at any time and from time to time may award Common Shares to such participants and in such amounts as it determines. Each award of Common Shares shall specify the applicable restrictions, if any, on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse in respect of all or a portion of the Common Shares that are part of the award. The Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan.

          (b) Restricted shares may be issued at the time of award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If Common Shares are issued at the time of the award, the participant may be required to pay nominal consideration in accordance with state law and will be required to deposit the certificates with the Company during the period of restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Shares, including but not limited to the rights to receive dividends or other distributions in respect of such shares (or amounts equivalent to such dividends or distributions) and to vote. If Common Shares are issued upon lapse of restrictions, the Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Shares to shareholders of record after the award and prior to the issuance of the shares.

          (c) Except as otherwise provided by the Committee, on termination of a grantee's employment due to death, Disability, Retirement or a Change in Control during any period of restriction, all restrictions on Common Shares awarded to such grantee shall lapse. On termination of a grantee's employment for any other reason, all restricted shares in respect of which restrictions have not lapsed shall be forfeited to the Company.

9. WITHHOLDING OF TAXES

          (a) As a condition to any grant or payment by the Company under the Plan or to the delivery of certificates for Common Shares issued under the Plan, the Company may require that the grantee pay to the Company in cash or, if permitted in accordance with other provisions of the Plan or approved by the Committee, in Common Shares valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld in respect of any grant, payment or issuance or delivery of Common Shares.

          (b) Unless otherwise determined by the Committee, a participant may also deliver Common Shares, including Common Shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission.

          (c) An election to deliver Common Shares to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined, and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of Common Shares may not exceed the participant's estimated federal, state and local income tax obligations in connection with the exercise of the option or the sale of Common Shares received upon exercise of the option. The Fair Market Value of the Common Shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

          (d) The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld in respect of any grant or payment or the issuance or delivery of Common Shares under the Plan, or to retain or sell without notice a sufficient number of Common Shares to be issued to such grantee to provide for any such taxes.

10. WRITTEN AGREEMENT

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

11. TRANSFERABILITY

     No option or restricted share award (prior to lapse of the restrictions), granted under the Plan shall be transferable by an employee otherwise than by will or the laws of descent and distribution. An option may be exercised only by the optionee or grantee thereof or his or her guardian or legal representative.

12. LISTING AND REGISTRATION

     If the Committee determines that the listing, registration or qualification upon any securities exchange, or under any law, of Common Shares subject to any option or award is necessary or desirable as a condition of, or in connection with, the grant or the issuance or purchase of Common Shares thereunder, no such option may be exercised in whole or in part and no shares may be issued unless such listing, registration or qualification is effected to the satisfaction of the Committee.

13. TRANSFER OF EMPLOYEE

     Transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Company as continuing intact the employment relationship, until the employee's right to reemployment shall no longer be guaranteed either by law or contract.

14. ADJUSTMENT; BUSINESS COMBINATIONS

          (a) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, substantial distribution of assets, or any other change in the corporate structure or shares of the Company, the number and kind of shares reserved for issuance under the Plan, the number and kind of shares covered by outstanding options and awards made under the Plan, the exercise price of outstanding options, and the number and kind of shares to be covered by options to be granted pursuant to Section 7 of the Plan shall be appropriately adjusted.

          (b) In the event of any merger, share exchange, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, or in which the Company's shareholders become entitled to receive cash, securities of the Company other than voting Common Shares or securities of another issuer, or in the event of a Change in Control, (a) all outstanding options shall become vested and immediately exercisable and
     (b) all restrictions on restricted shares shall immediately lapse, at a date not later than the effective date of the transaction, notwithstanding any restriction on exercise or vesting.

15. TERMINATION AND MODIFICATION OF THE PLAN

          (a) The Board of Trustees, without approval of the shareholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required for continued compliance with Rule 16b-3 of the Securities and Exchange Commission, or if the modification would (a) increase the total amount of shares which may be issued under the Plan (except as provided in Section 14 hereof),

     (b) change the class of employees eligible to participate, (c) materially increase benefits to participants, or (d) extend the period during which options may be granted or exercised. No amendment to Section 7 of the Plan shall be made more than once every six months other than to conform with changes in the Code or the rules thereunder.

          (b) No termination of the Plan shall affect outstanding options or awards previously made under the Plan.

          (c) The Committee may amend or modify the grant of any outstanding option or award in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which an option becomes exercisable or restrictions on shares are to lapse. However, no modification may be made that would materially adversely affect any grant previously made under the Plan without the approval of the grantee. The Committee shall be authorized to make modifications to the Plan and outstanding awards of a minor or administrative nature or that may be required, authorized or made desirable by Federal or state laws applicable to the Company and/or the participants. The Board of Trustees shall exercise the power referred to in this paragraph in respect of Section 7 of the Plan or options granted thereunder.

16. LIMITATION ON BENEFITS

     Notwithstanding any other provision of the Plan, no option may be exercised and no award will vest to the extent such exercise, vesting or payment will create an "excess parachute payment" as defined in Section 280G of the Code, and the portion of the option or award creating the excess parachute payment shall be forfeited and canceled.

17. EFFECTIVE DATE

     The Plan shall become effective as of June 17, 1997, the date of its adoption by the Board of Trustees of the Company. The Plan shall be subject to ratification within twelve months of the effective date by an affirmative vote of a majority of Common Shares present and entitled to vote at a shareholders' meeting at which a quorum representing a majority of the outstanding Common Shares is present.

18. TERMINATION DATE

     No further grants may be made under the Plan following the close of business on the day preceding the tenth anniversary of the effective date of the Plan.

--------------------------------------------------------------------------------
  PLEASE                                     PROXY
 SIGN AND
  RETURN       THE TOWN AND COUNTRY TRUST   THIS PROXY IS SOLICITED ON BEHALF OF
   THIS                                                    THE BOARD OF TRUSTEES
   PROXY
  WHETHER           The undersigned hereby appoints ALFRED LERNER, HARVEY
   OR NOT      SCHULWEIS and JAMES H. BERICK and each of them as Proxies, each
 YOU EXPECT    with the full power to appoint his substitute, and hereby
 TO ATTEND     authorizes them to represent and to vote, as designated below,
    THE        all the Common Shares of Beneficial Interest of The Town and
  MEETING      Country Trust held of record by the undersigned on February 27,
  -------      1998, at the Annual Meeting of Shareholders to be held on
  YOU MAY      April 30, 1998, and at any adjournments thereof:
NEVERTHELESS
  VOTE IN      1. Election of five (5) Trustees for a term expiring at the 1999
 PERSON IF        Annual Meeting of Shareholders.
 YOU ATTEND
                  FOR all nominees listed below [ ]       WITHHOLD AUTHORITY [ ]
                  (except as marked to the contrary       to vote for all
                  below)                                  nominees listed below

                      Alfred Lerner, Harvey Schulweis, James H. Berick,
                            H. Grant Hathaway and Milton A. Wolf

                  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

               _________________________________________________________________

               2. To approve The Town and Country Trust's 1997 Long Term
                  Incentive Plan.

                         FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

               3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

                    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
               MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2.

                (Continued, and to be signed on the other side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                          (Continued from other side)

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                                   When signing as attorney, as
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   President or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.

                                                   Dated:________________ , 1998


                                                   _____________________________
                                                             Signature

                                                   _____________________________
                                                     Signature if held jointly

                                                      PLEASE MARK, SIGN, DATE
                                                      AND RETURN THE PROXY CARD
                                                         PROMPTLY USING THE
                                                          ENCLOSED ENVELOPE